Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 33-63902, 33-87602, 333-18011, 333-75883, 333-64494, 333-126169, 333-182528, 333-227939, 333-234457, 333-238697, and 333-237972) on Form S-8 of our reports dated June 13, 2023, with respect to the consolidated financial statements of Bed Bath & Beyond Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
June 13, 2023